Exhibit 99.1

TransDigm Group Reports Fiscal 2025 Second Quarter Results

Cleveland, Ohio, May 6, 2025/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the second quarter ended March 29, 2025.
Second quarter highlights include:
•Net sales of $2,150 million, up 12% from $1,919 million in the prior year's quarter;
•Net income of $479 million, up 19% from the prior year's quarter;
•Earnings per share of $8.24, up 18% from the prior year's quarter;
•EBITDA As Defined of $1,162 million, up 14% from $1,021 million in the prior year's quarter;
•EBITDA As Defined margin of 54.0%;
•Adjusted earnings per share of $9.11, up 14% from $7.99 in the prior year's quarter; and
•Reaffirming our previously stated fiscal 2025 financial guidance.
Quarter-to-Date Results
Net sales for the quarter increased 12.0%, or $231 million, to $2,150 million from $1,919 million in the comparable quarter a year ago. Organic sales growth as a percentage of net sales was 6.9%.
Net income for the quarter increased $75 million, or 18.6%, to $479 million from $404 million in the comparable quarter a year ago. The increase in net income primarily reflects the increase in net sales described above, the application of our value-driven operating strategy, lower one-time refinancing costs and lower non-cash stock and deferred compensation expense. The increase was partially offset by higher interest expense and income tax expense.
Adjusted net income for the quarter increased 14.5% to $529 million, or $9.11 per share, from $462 million, or $7.99 per share, in the comparable quarter a year ago.
EBITDA for the quarter increased 18.5% to $1,089 million from $919 million for the comparable quarter a year ago. EBITDA As Defined for the quarter increased 13.8% to $1,162 million compared with $1,021 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 54.0% compared with 53.2% in the comparable quarter a year ago.

"I am very pleased with the operating results for the second quarter. We continued to see strong performance as we closed out the first half of our fiscal year," stated Kevin Stein, TransDigm Group's President and Chief Executive Officer. "The consolidated business performed well in the second quarter with revenue growth driven by the commercial aftermarket and defense market. Additionally, we had a robust EBITDA As Defined margin for the quarter — our margin improved to 54.0%, up approximately 80 basis points from the comparable prior year period.
During the quarter, we returned approximately $53 million of capital to shareholders via open market repurchases of our common stock. Subsequent to the quarter-end, we repurchased an additional $131 million of our common stock. We view these repurchases like any other capital investment, and we expect this investment will meet or exceed our long-term return objectives.
We remain deeply committed to our operating strategy with dedicated efforts across our teams to consistently focus on our value drivers and management of our cost structure. We look forward to the second half of our fiscal 2025 and the opportunity to continue driving value for our shareholders."
Share Repurchase Activity
During the second quarter of fiscal 2025, TransDigm repurchased 42,669 shares of its common stock at an average price per share of $1,249.52 for a total amount of approximately $53 million. For the twenty-six week period ended March 29, 2025, TransDigm repurchased 295,469 shares of its common stock at an average price per share of $1,248.78 for a total amount of approximately $369 million.
Subsequent to the quarter-end, in April 2025, TransDigm repurchased 105,567 shares of its common stock at an average price per share of $1,240.91 for a total amount of approximately $131 million.
Year-to-Date Results
Net sales for the twenty-six week period ended March 29, 2025 increased 12.1%, or $448 million, to $4,156 million from $3,708 million in the comparable period a year ago. Organic sales growth as a percentage of net sales was 6.8%.
Net income for the twenty-six week period ended March 29, 2025 increased $186 million, or 23.7%, to $972 million from $786 million in the comparable period a year ago. The increase in net income primarily reflects the increase in net sales described above, the application of our value-driven operating strategy, lower non-cash stock and deferred compensation expense and lower one-time refinancing costs. The increase was partially offset by higher interest expense and income tax expense.
GAAP earnings per share were reduced for the twenty-six week periods ended March 29, 2025 and March 30, 2024 by $0.83 per share and $1.75 per share, respectively, as a result of dividend equivalent payments made during each period. As a reminder, GAAP earnings per share are reduced when TransDigm makes dividend equivalent payments pursuant to its stock option plans. These dividend equivalent payments are made during TransDigm's first fiscal quarter each year and also upon payment of any special dividends.
Adjusted net income for the twenty-six week period ended March 29, 2025 increased 12.7% to $986 million, or $16.94 per share, from $875 million, or $15.15 per share, in the comparable period a year ago.

EBITDA for the twenty-six week period ended March 29, 2025 increased 22.5% to $2,176 million from $1,777 million for the comparable period a year ago. EBITDA As Defined for the period increased 15.1% to $2,224 million compared with $1,933 million in the comparable period a year ago. EBITDA As Defined as a percentage of net sales for the period was 53.5% compared with 52.1% in the comparable period a year ago.
Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined; and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.
Fiscal 2025 Outlook
Mr. Stein stated, “We are maintaining our previously issued fiscal 2025 financial guidance at this time. Additionally, we are maintaining the full year market channel growth assumption for the commercial aftermarket end market as underlying market fundamentals have not meaningfully changed. Our commercial OEM market and Defense market growth assumptions have been revised to reflect second quarter results and current expectations for the remainder of fiscal 2025.

The guidance incorporates the impact of recently enacted U.S. and non-U.S. tariffs. Based upon what we know today, we do not anticipate a material headwind from tariffs that we are unable to mitigate. The full-year guidance assumes no significant macroeconomic impacts or other factors, such as an economic recession, that could affect our business.

As the current environment is very dynamic, we will continue to evaluate our guidance and closely monitor our primary end markets as the year progresses."
TransDigm expects fiscal 2025 financial guidance to be as follows:
•Net sales are anticipated to be in the range of $8,750 million to $8,950 million compared with $7,940 million in fiscal 2024, an increase of 11.5% at the midpoint;
•Net income is anticipated to be in the range of $1,925 million to $2,037 million compared with $1,715 million in fiscal 2024, an increase of 15.5% at the midpoint;
•Earnings per share is expected to be in the range of $32.27 to $34.19 per share based upon weighted average shares outstanding of 58.15 million shares, compared with $25.62 per share in fiscal 2024, which is an increase of 29.7% at the midpoint;
•EBITDA As Defined is anticipated to be in the range of $4,615 million to $4,755 million compared with $4,173 million in fiscal 2024, an increase of 12.3% at the midpoint (corresponding to an EBITDA As Defined margin guide of approximately 52.9% for fiscal 2025);
•Adjusted earnings per share is expected to be in the range of $35.51 to $37.43 per share compared with $33.99 per share in fiscal 2024, an increase of 7.3% at the midpoint; and
•Fiscal 2025 outlook is based on the following market growth assumptions:
◦Commercial OEM revenue growth in the low single-digit to mid single-digit percentage range;

◦Commercial aftermarket revenue growth in the high single-digit to low double-digit percentage range; and
◦Defense revenue growth in the high single-digit to low double-digit percentage range.
Please see the attached Table 6 for a reconciliation of EBITDA, EBITDA As Defined to net income and reported earnings per share to adjusted earnings per share guidance midpoint estimated for the fiscal year ending September 30, 2025. Additionally, please see attached Table 7 for comparison of the current fiscal year 2025 guidance versus the previously issued fiscal year 2025 guidance.
Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on May 6, 2025, beginning at 11:00 a.m., Eastern Time. To join the call telephonically, please register for the call at https://register-conf.media-server.com/register/BI1f1d402287494bed81594cfe098ee373. Once registered, participants will receive the dial-in information and a unique pin to access the call. The dial-in information and unique pin will be sent to the email used to register for the call. The unique pin is exclusive to the registrant and can only be used by one person at a time. A live audio webcast of the call can also be accessed online at https://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”

The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time.

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems, specialized flight, wind tunnel and jet engine testing services and equipment, electronic components used in the generation, amplification, transmission and reception of microwave signals, and complex testing and instrumentation solutions.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items recorded as corporate expenses, including non-cash compensation charges incurred in connection with TransDigm Group's stock option or deferred compensation plans, foreign currency gains and losses, acquisition-integration costs, acquisition transaction-related expenses, and refinancing costs. Acquisition transaction and integration-related expenses represent costs incurred to integrate acquired businesses into TD Group’s operations; facility relocation costs and other acquisition-related costs; transaction and valuation-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses; and amortization expense of inventory step-up recorded in connection with the purchase accounting of acquired businesses. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, non-cash compensation charges incurred in connection with TransDigm Group's stock option or deferred compensation plans, foreign currency gains and losses, acquisition-integration costs, acquisition transaction-related expenses, and refinancing costs. EBITDA As Defined margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total outstanding shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined, adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under U.S. GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with U.S. GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements, necessary to service interest payments on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2025 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; supply chain constraints; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; failure to complete or successfully integrate acquisitions; our indebtedness; current and future geopolitical or other worldwide events, including, without limitation, wars or conflicts and public health crises; cybersecurity threats; risks related to the transition or physical impacts of climate change and other natural disasters or meeting sustainability-related voluntary goals or regulatory requirements; our reliance on certain customers; the United States (“U.S.”) defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; risks related to changes in laws and regulations, including increases in compliance costs and potential changes in trade policies and tariffs; potential environmental liabilities; liabilities arising in connection with litigation; risks and costs associated with our international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s most recent Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED				Table 1
MARCH 29, 2025 AND MARCH 30, 2024
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
NET SALES	$2,150	$1,919	$4,156	$3,708
COST OF SALES	876	767	1,647	1,515
GROSS PROFIT	1,274	1,152	2,509	2,193
SELLING AND ADMINISTRATIVE EXPENSES	236	248	447	467
AMORTIZATION OF INTANGIBLE ASSETS	47	37	97	72
INCOME FROM OPERATIONS	991	867	1,965	1,654
INTEREST EXPENSE—NET	378	326	756	626
REFINANCING COSTS	—	28	—	28
OTHER INCOME	(9)	(6)	(32)	(8)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	622	519	1,241	1,008
INCOME TAX PROVISION	143	115	269	222
NET INCOME	479	404	972	786
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	(1)	—	(1)
NET INCOME ATTRIBUTABLE TO TD GROUP	$479	$403	$972	$785
NET INCOME APPLICABLE TO TD GROUP COMMON STOCKHOLDERS	$479	$403	$923	$684

Earnings per share attributable to TD Group common stockholders:
Earnings per share—Basic and diluted	$8.24	$6.97	$15.86	$11.83
Cash dividends declared per common share	$—	$—	$—	$35.00

Weighted-average shares outstanding:
Basic and diluted	58.1	57.8	58.2	57.8

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
EBITDA, EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED				Table 2
MARCH 29, 2025 AND MARCH 30, 2024
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Net Income	$479	$404	$972	$786
Adjustments:
Depreciation and amortization expense	89	74	179	143
Interest expense-net	378	326	756	626
Income tax provision	143	115	269	222
EBITDA	1,089	919	2,176	1,777
Adjustments:
Acquisition transaction and integration-related expenses (1)	9	14	22	16
Non-cash stock and deferred compensation expense (2)	48	60	73	111
Refinancing costs (3)	—	28	—	28
Other, net (4)	16	—	(47)	1
Gross Adjustments to EBITDA	73	102	48	156
EBITDA As Defined	$1,162	$1,021	$2,224	$1,933
EBITDA As Defined Margin (5)	54.0%	53.2%	53.5%	52.1%

(1)
Represents costs incurred to integrate acquired businesses into TD Group’s operations; facility relocation costs and other acquisition-related costs; transaction and valuation-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses; and amortization expense of inventory step-up recorded in connection with the purchase accounting of acquired businesses.

(2)	Represents the compensation expense recognized by TD Group under our stock option plans and deferred compensation plans.

(3)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(4)
Primarily represents foreign currency transaction (gains) or losses, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation payments and other miscellaneous (income) expense, such as gain on sale of business.

(5)	The EBITDA As Defined Margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF REPORTED
EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED				Table 3
MARCH 29, 2025 AND MARCH 30, 2024
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Reported Earnings Per Share
Net income	$479	$404	$972	$786
Less: Net income attributable to noncontrolling interests	—	(1)	—	(1)
Net income attributable to TD Group	479	403	972	785
Less: Dividends paid on participating securities	—	—	(49)	(101)
Net income applicable to TD Group common stockholders—basic and diluted	$479	$403	$923	$684
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	56.1	55.7	56.2	55.6
Vested options deemed participating securities	2.0	2.1	2.0	2.2
Total shares for basic and diluted earnings per share	58.1	57.8	58.2	57.8
Earnings per share—basic and diluted	$8.24	$6.97	$15.86	$11.83
Adjusted Earnings Per Share
Net income	$479	$404	$972	$786
Gross Adjustments to EBITDA	73	102	48	156
Purchase Accounting Backlog Amortization	2	3	8	3
Tax adjustment (1)	(25)	(47)	(42)	(70)
Adjusted net income	$529	$462	$986	$875
Adjusted diluted earnings per share under the two-class method	$9.11	$7.99	$16.94	$15.15
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share from net income attributable to TD Group	$8.24	$6.97	$15.86	$11.83
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	—	—	0.83	1.75
Acquisition transaction and integration-related expenses	0.14	0.21	0.40	0.25
Non-cash stock and deferred compensation expense	0.62	0.77	0.95	1.44
Refinancing costs	—	0.37	—	0.37
Tax adjustment on income from continuing operations before taxes (1)	(0.11)	(0.33)	(0.48)	(0.52)
Other, net	0.22	—	(0.62)	0.03
Adjusted earnings per share	$9.11	$7.99	$16.94	$15.15

(1)
For the thirteen and twenty-six week periods ended March 29, 2025 and March 30, 2024, the Tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate, as well as the impact on the effective tax rate when excluding the excess tax benefits on stock option exercises. Stock compensation expense is excluded from adjusted net income and therefore we have excluded the impact that the excess tax benefits on stock option exercises have on the effective tax rate for determining adjusted net income.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH
PROVIDED BY OPERATING ACTIVITIES TO EBITDA, EBITDA AS DEFINED
FOR THE TWENTY-SIX WEEK PERIODS ENDED		Table 4
MARCH 29, 2025 AND MARCH 30, 2024
(Amounts in millions)
(Unaudited)
	Twenty-Six Week Periods Ended
	March 29, 2025	March 30, 2024
Net cash provided by operating activities	$900	$865
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions and sales of businesses	289	215
Interest expense-net (1)	737	604
Income tax provision-current	271	223
Amortization of inventory step-up	(7)	(3)
Loss contract amortization	30	17
Refinancing costs (2)	—	(28)
Gain on sale of businesses, net	19	—
Non-cash stock and deferred compensation expense (3)	(73)	(111)
Foreign currency exchange gains (losses)	10	(5)
EBITDA	2,176	1,777
Adjustments:
Acquisition transaction and integration-related expenses (4)	22	16
Non-cash stock and deferred compensation expense (3)	73	111
Refinancing costs (2)	—	28
Other, net (5)	(47)	1
EBITDA As Defined	$2,224	$1,933

(1)	Represents interest expense, net of interest income, excluding the amortization of debt issuance costs and discount on debt.

(2)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(3)	Represents the compensation expense recognized by TD Group under our stock option plans and deferred compensation plans.

(4)
Represents costs incurred to integrate acquired businesses into TD Group’s operations; facility relocation costs and other acquisition-related costs; transaction and valuation-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses; and amortization expense of inventory step-up recorded in connection with the purchase accounting of acquired businesses.

(5)
Primarily represents foreign currency transaction (gains) or losses, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation payments and other miscellaneous (income) expense, such as gain on sale of business.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in millions)
(Unaudited)
	March 29, 2025	September 30, 2024
Cash and cash equivalents	$2,426	$6,261
Trade accounts receivable—Net	1,442	1,381
Inventories—Net	2,010	1,876
Current portion of long-term debt	94	98
Short-term borrowings—trade receivable securitization facility	649	486
Accounts payable	319	323
Dividends payable	—	4,216
Accrued and other current liabilities	1,012	1,216
Long-term debt	24,306	24,296
Total TD Group stockholders’ deficit	(5,671)	(6,290)

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME AND REPORTED EARNINGS PER
SHARE TO ADJUSTED EARNINGS PER SHARE GUIDANCE MIDPOINT
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2025	Table 6
(Amounts in millions, except per share amounts)
(Unaudited)
GUIDANCE MIDPOINT
Fiscal Year Ended September 30, 2025
Net Income	$1,981
Adjustments:
Depreciation and amortization expense	380
Interest expense-net	1,540
Income tax provision	625
EBITDA	4,526
Adjustments:
Acquisition transaction and integration-related expenses (1)	30
Non-cash stock and deferred compensation expense (1)	180
Other, net (1)	(51)
Gross Adjustments to EBITDA	159
EBITDA As Defined	$4,685
EBITDA As Defined Margin (1)	52.9%

Earnings per share	$33.23
Adjustments to earnings per share:
Inclusion of the dividend equivalent payments	0.83
Acquisition transaction and integration-related expenses	0.76
Non-cash stock and deferred compensation expense	2.35
Other, net	(0.70)
Adjusted earnings per share	$36.47

Weighted-average shares outstanding	58.15

(1)	Refer to Table 2 above for definitions of Non-GAAP measurement adjustments.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION
CURRENT FISCAL YEAR 2025 GUIDANCE VERSUS
PRIOR FISCAL YEAR 2025 GUIDANCE			Table 7
(Amounts in millions, except per share amounts)
(Unaudited)
	Current Fiscal Year 2025 Guidance Issued May 6, 2025	Prior Fiscal Year 2025 Guidance Issued February 4, 2025	Change at Midpoint

Net Sales	$8,750 to $8,950	$8,750 to $8,950	$—

GAAP Net Income	$1,925 to $2,037	$1,925 to $2,037	$—

GAAP Earnings Per Share	$32.27 to $34.19	$32.27 to $34.19	$—

EBITDA As Defined	$4,615 to $4,755	$4,615 to $4,755	$—

Adjusted Earnings Per Share	$35.51 to $37.43	$35.51 to $37.43	$—

Weighted-Average Shares Outstanding	58.15	58.15	—